September 17, 1998



Energy Research Corporation
3 Great Pasture Road
Danbury, Connecticut  06813

RE:  Energy Research Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

         We are general counsel to Energy Research Corporation, a New York corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 601,000 shares of the Company's Common Stock, $.0001 par value (the "Shares") issuable upon exercise of options granted or to be granted under the Company's 1988 Stock Option Plan, as amended (the "1988 Plan"), and 1998 Equity Incentive Plan (the "1998 Plan").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

1. A copy of the Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof;

2.  A copy of the By-laws of the Company as in effect on the date hereof;

3. Certificates of the Secretary of the Company with respect to the votes of the Board of Directors and the stockholders of the Company relating to the approval of the 1988 Plan and the 1998 Plan;

4.  The 1988 Plan and the 1998 Plan; and

5.  The Registration Statement.

         In giving our opinion, we have relied as to matters of fact upon certificates of public officials and officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

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         Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2)discussions with certain officers of the Company with respect to the Documents,(3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon the proper exercise of options granted in accordance with the terms of the 1988 Plan and the 1998 Plan, respectively, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                     Very truly yours,

                                     BROWN, RUDNICK, FREED & GESMER
                                     By:  Brown, Rudnick, Freed & Gesmer, Ltd.,
                                           a partner


                                     By: /s/  Jayne M. Donegan
                                         ---------------------
                                         Jayne M. Donegan, a Member
                                         duly authorized













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